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                                                   [METAL MANAGEMENT, INC. LOGO]

                                            METAL MANAGEMENT, INC.
                                            325 N. LASALLE STREET o SUITE 550
                                            CHICAGO, ILLINOIS 60610
                                            www.mtlm.com
                                            NASDAQ: MTLM


FOR IMMEDIATE RELEASE


                        METAL MANAGEMENT REPORTS RESULTS
                     FOR THE PERIOD ENDED DECEMBER 31, 2005

                        -  NET SALES OF $395 MILLION
                        -  NET INCOME OF $15.3 MILLION
                        -  EPS OF $0.60 PER DILUTED SHARE

CHICAGO - February 2, 2006 - Metal Management, Inc. (Nasdaq: MTLM), one of the nation's largest full service scrap metal recyclers, today announced results for its third fiscal quarter ended December 31, 2005.

The company generated consolidated net sales of $395 million in the third quarter of fiscal 2006 and net income of $15.3 million. EBITDA(1) (as defined) was $31.1 million, and earnings per share were $0.60 per diluted common share.

THIRD QUARTER HIGHLIGHTS
- Consolidated net sales of $395.1 million for the quarter ended December 31, 2005, compared to $447.6 million for the quarter ended December 31, 2004.
- EBITDA (as defined) of $31.1 million in the quarter ended December 31, 2005, compared to EBITDA (as defined) of $51.9 million in the quarter ended December 31, 2004.
- Net income was $15.3 million or $0.60 per diluted common share for the quarter ended December 31, 2005, compared to $29.5 million or $1.19 per common diluted share for the quarter ended December 31, 2004.
- Approximately 1.2 million tons of metal were processed and sold or brokered, including ferrous yard shipments of approximately 1.1 million tons and non-ferrous shipments of approximately 124 million pounds.
- The Company turned ferrous inventories approximately 11 times and non-ferrous inventories (excluding stainless and alloy) approximately 13 times.
-    A dividend of $0.075 per share was paid to all shareholders of record.
- The company ended the fiscal quarter with no borrowings under its line of credit and a solid cash position, including short term investments, of nearly $75 million.

YEAR TO DATE HIGHLIGHTS
- Consolidated net sales of $1.2 billion for the nine months ended December 31, 2005, compared to net sales of $1.2 billion for the nine months ended December 31, 2004.
- EBITDA (as defined) of $76.7 million in the nine months ended December 31, 2005, compared to EBITDA (as defined) of $135.6 million in the nine months ended December 31, 2004.
- Net income of $37.7 million for the nine months ended December 31, 2005, or $1.48 per common diluted share, compared to net income of $76.1 million, or $3.11 per common diluted share for the nine months ended December 31, 2004.

"Metal Management delivered strong results in the third quarter despite challenging ferrous market conditions evidenced by a volatile pricing environment in the U.S. and weak international demand," said Daniel W. Dienst, Chairman, Chief Executive Officer and President of Metal Management. "The Company's ongoing financial and operational success is attributable to the

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focus and commitment of our 1,600 employees across the country. We are proud to have now generated 16 consecutive quarters of positive pre-tax income."

"Operational excellence and diversification are two important differentiators for Metal Management, helping us deliver solid results even in very difficult market conditions," Mr. Dienst added. "The Company's performance this quarter once again demonstrated the importance of rapidly turning inventories to limit the impact of price fluctuations and the strategic value of our diversified product offering and geography."

The Company noted that domestic demand for ferrous scrap metal was relatively strong throughout its fiscal third quarter. Pricing remained volatile however, demonstrating the importance of Metal Management's disciplined approach to rapidly turning inventory. In response to weakness in demand from export markets, Metal Management leveraged its operational flexibility and multifaceted distribution network to take advantage of the more favorable U.S. markets.

Non-ferrous markets remained strong throughout the quarter. Metal Management's non-ferrous markets, which account for approximately 30 percent of the Company's sales, benefited from a robust pricing environment. Mr. Dienst noted, "The considerable units of copper, aluminum, and nickel that we process balance our exposure to the steel markets. This diversification is an important part of our business strategy. We believe that we are the largest non-ferrous processor in the U.S. and we are on track to process approximately 475 million pounds of non-ferrous scrap metal in fiscal 2006."

Southern Recycling, L.L.C., one of the largest metal recyclers in the Gulf Coast region in which Metal Management has a 28.5 percent interest, concluded its insurance adjustment process related to damages from Hurricane Katrina. This resulted in a benefit for Metal Management contributing approximately $1.8 million of pre-tax earnings in our third quarter. Southern Recycling indicates that it is now nearly fully recovered from the operational damage caused by Hurricane Katrina and is well-positioned to assist with the recycling and recovery challenges in New Orleans and the Gulf Coast region.

The Company has been implementing a long-term strategy to improve the efficiency and profitability of its Chicago-area scrap yards. After a thorough review of the Chicago area operations, the Company consolidated certain processing activities and increased utilization. In connection with this initiative, Metal Management recorded an asset impairment charge of approximately $1.0 million in the third quarter.

Mr. Dienst continued, "Given the financial flexibility afforded by our strong balance sheet, we are always assessing opportunities to generate attractive returns on capital for our shareholders. In the third quarter we finished the installation of our Gamma-Tech metal analyzer in Memphis and completed the installation of state-of-the-art metal recovery technology at six shredding facilities, bringing the number of these plants across our system to eight. After 9 months of fiscal 2006, we've made capital investments of approximately $22 million into our operations. Consistent with the plan that we announced at the start of the fiscal year, and depending on the timing of a planned land purchase that would expand an existing facility, we expect that our total capital expenditures in fiscal 2006 will be between $30 and $40 million."

In conclusion, Mr. Dienst stated, "While prudently evaluating external investment opportunities, we intend to invest in technologies and other initiatives to increase the efficiency of our operations, return capital to our shareholders through our dividend program and evaluate appropriate acquisition opportunities. With our competitive advantages - scale, locations, diversity of mix, technologies, balance sheet and employees - Metal Management is well-positioned for growth and success."

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INVESTOR CONFERENCE CALL
Metal Management will host its Third Quarter Results Conference Call and Webcast at 11:00 am ET (10:00 am CT) on February 2, 2006. The conference call can be accessed by dialing 866-510-0708 passcode 52940563. International callers can dial 617-597-5377 passcode 52940563. The conference will also be accessible via the web at www.mtlm.com. A replay of the call will be available by dialing 888-286-8010 passcode 25655480 through February 9, 2006. International callers can dial 617-801-6888 passcode 25655480 for the replay.

ABOUT METAL MANAGEMENT, INC.
Metal Management is one of the largest full service metal recyclers in the United States, with approximately 40 recycling facilities in 15 states.

For more information about Metal Management, Inc., visit the Company's website at www.mtlm.com.

FORWARD LOOKING STATEMENTS
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its subsidiaries. As discussed in our annual report on Form 10-K for the fiscal year ended March 31, 2005, and in other periodic filings filed by the Company with the U.S. Securities and Exchange Commission, some of the factors that could affect our performance include, among other things: cyclicality and competitiveness of the metals recycling industry, commodity price fluctuations, debt covenants that restrict our ability to engage in certain transactions, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk, impact of export and other market conditions on the business, availability of scrap alternatives, and under funded defined benefit pension plans.


CONTACTS

 ANALYSTS & INVESTORS                       MEDIA
 Robert C. Larry,                           Andrew B. Siegel
 Chief Financial Officer                    Joele Frank,
 Metal Management                           Wilkinson Brimmer Katcher
 (312) 645-0700                             (212) 895-8627
 rlarry@mtlm.com                            asiegel@joelefrank.com


-----------------------------
(1) EBITDA is defined by the company to be earnings before interest, taxes, depreciation, amortization, asset impairment charge, income from joint ventures, gain (loss) on sale of fixed assets, other income (expense), stock-based compensation expense, and gain (loss) on debt extinguishment. EBITDA is presented because management believes it provides additional information with respect to the performance of its fundamental business activities. Management also believes that debt holders and investors commonly use EBITDA to analyze company performance and to compare that performance to the performance of other companies that may have different capital structures. A reconciliation of EBITDA to GAAP net income is included in the table attached to this release. EBITDA is a measure of performance typically used by many investors, but is not a measure of earnings as defined under GAAP, and may be defined differently by others.

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                             METAL MANAGEMENT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (unaudited, in thousands, except per share amounts)


                                                         THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                 --------------------------------        --------------------------------
                                                 DECEMBER 31,        DECEMBER 31,        DECEMBER 31,        DECEMBER 31,
                                                     2005                2004                2005                2004
                                                 ------------        ------------        ------------        ------------
NET SALES                                        $   395,090         $   447,553         $ 1,155,025         $ 1,239,736

OPERATING EXPENSES:
   Cost of sales (excluding depreciation)            345,984             377,211           1,025,411           1,051,056
   General and administrative                         20,469              19,955              58,711              56,951
   Depreciation and amortization                       4,891               4,687              13,868              13,896
   Asset impairment charge                               995                   0                 995                   0
                                                 -----------         -----------         -----------         -----------
OPERATING INCOME                                      22,751              45,700              56,040             117,833

Income from joint ventures                             2,964               3,911               6,466              11,848
Interest expense                                        (418)               (649)             (1,176)             (2,883)
Interest and other income (expense), net                 376                 (47)              1,433                  27
Loss on debt extinguishment                                0                   0                   0              (1,653)
                                                 -----------         -----------         -----------         -----------

Income before income taxes                            25,673              48,915              62,763             125,172
Provision for income taxes                            10,327              19,433              25,050              49,112
                                                 -----------         -----------         -----------         -----------
NET INCOME                                       $    15,346         $    29,482         $    37,713         $    76,060
                                                 ===========         ===========         ===========         ===========

EARNINGS PER SHARE:
   Basic                                         $      0.63         $      1.26         $      1.54         $      3.29
                                                 ===========         ===========         ===========         ===========
   Diluted                                       $      0.60         $      1.19         $      1.48         $      3.11
                                                 ===========         ===========         ===========         ===========

CASH DIVIDENDS DECLARED PER SHARE                $     0.075         $     0.075         $     0.225         $     0.075
                                                 ===========         ===========         ===========         ===========

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING:
   Basic                                              24,556              23,329              24,429              23,088
                                                 ===========         ===========         ===========         ===========
   Diluted                                            25,733              24,833              25,533              24,437
                                                 ===========         ===========         ===========         ===========


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                             METAL MANAGEMENT, INC.
                               EBITDA (AS DEFINED)
                    RECONCILIATION TO GAAP FINANCIAL MEASURES
                            (unaudited, in thousands)


                                                              THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                              ------------------                  -----------------
                                                        DECEMBER 31,      DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                                            2005              2004             2005              2004
                                                            ----              ----             ----              ----
Net income                                               $   15,346        $   29,482       $   37,713        $   76,060

Add Back:
    Depreciation and amortization                             4,891             4,687           13,868            13,896
    Tax provision                                            10,327            19,433           25,050            49,112
    Asset impairment charge                                     995                 0              995                 0
    Stock-based compensation expense                          2,183             1,128            5,545             3,299
    Income from joint ventures                               (2,964)           (3,911)          (6,466)          (11,848)
    Interest expense                                            418               649            1,176             2,883
    Interest and other (income) expense, net                   (376)               47           (1,433)              (27)
    Loss on sale of fixed assets                                305               396              301               535
    Loss on debt extinguishment                                   0                 0                0             1,653
                                                        -----------       -----------      -----------       -----------

EBITDA (AS DEFINED)                                      $   31,125        $   51,911       $   76,749        $  135,563
                                                         ==========        ==========       ==========        ==========